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LETTER FROM RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

CERTIFIED PUBLIC ACCOUNTANTS

March 27, 2007

Securities and Exchange Commission

Washington, DC  20549

Re:   Biofield Corp.

File  No. 000-27848

Dear Sir or Madam:

     We have read Item 4.01 of the Current Report on SEC Form 8-K dated March 5, 2007 and filed on March 21, 2007, and Amendment No. 1 to the Current Report on Form 8-K/A dated March 5, 2007  of Biofield Corp. (SEC File No. 000-27848) and agree with the statements relating only to Russell Bedford Stefanou Mirchandani LLP.

/s/	RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP